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                                                                   Exhibit 99.1




DRAFT 3/23/98 10 a.m.
FINAL REVIEWS/APPROVALS BY NOON 3/23/1998

                                                                            NEWS
Cognizant

Contact: Joseph C. Allen                                  FOR IMMEDIATE RELEASE
           (203) 222-4235

                IMS HEALTH SIGNS DEFINITIVE AGREEMENTS TO ACQUIRE
                          WALSH INTERNATIONAL AND PMSI

            COGNIZANT CORPORATION SPIN-OFF STRENGTHENS ITS LEADERSHIP
                       IN THE HEALTH INFORMATION INDUSTRY

Westport, CT, Mar. 23, 1998 - Cognizant Corporation (NYSE:CZT), Walsh International Inc. (NASDAQ:WSHI) and Pharmaceutical Marketing Services Inc. (NASDAQ:PMRX) today announced the signing of definitive agreements for IMS HEALTH to acquire Walsh and PMSI. IMS HEALTH is the premier global provider of information solutions to the pharmaceutical and healthcare industries, with more than $1 billion in 1997 revenue.

         "The acquisition of Walsh and PMSI consolidated IMS HEALTH's leadership position in our core markets," said Robert E. Weissman, Cognizant chairman and chief executive officer. "Customer value is enhanced by offering broader global coverage, an expanded product and service portfolio, and accelerated investments in innovative new products. Financially, these transactions are accretive near-term beginning in 1999, adding growth businesses which result in improved shareholder value."

         Under terms of the agreements, Walsh shareholders will receive .3041 shares of Cognizant common stock per Walsh share, as payment to shareholders of $167 million, and


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PMSI shareholders will receive .2800 shares of Cognizant common stock per PMSI share, as payment to shareholders of $180 million. The number of Cognizant shares received is subject to a collar adjustment based on the price of Cognizant shares during a period prior to the closing of the transactions. Walsh currently has approximately 10.6 million shares outstanding; PMSI shares outstanding total approximately 12.4 million.

         The transactions have been independently authorized by the Cognizant, Walsh and PMSI boards of directors, and are subject to approval by Walsh and PMSI shareholders. The transactions will be accounted for under purchase accounting and are projected to close in the second quarter of 1998, subject to regulatory approval. Both transactions are expected to be tax-free.

         Walsh International, based in Newtown, PA, generated revenue of $54 million in its fiscal year ended June 30, 1997, and employs approximately 500 professionals in 14 countries. Walsh, established in 1988, develops and markets leading-edge sales force automation systems for pharmaceutical companies. The company's integrated technology, data and services are used by 540 pharmaceutical sales forces in 85 healthcare companies in over 30 countries around the world. Precise(TM) and Premiere(TM), two of Walsh's leading electronic territory management systems (ETMS) products, today support over 14,000 users.

         New York-based PMSI had ongoing information services revenue of $74 million for its fiscal year ended June 30, 1997, and employs approximately 500 professionals in nine countries. PMSI was established in 1991 and provides a range of information services to pharmaceutical and healthcare companies in the U.S., Europe and Japan. On Dec. 15, 1997, PMSI completed the acquisition of Source Europe, a business delivering prescription database services in five
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European countries. Scott-Levin, PMSI's U.S. subsidiary, provides market research and managed care audits, as well as strategic consulting, to pharmaceutical companies in the U.S. PMSI is the international leader in physician profiling database services, with its Scriptrac(TM) service offered in Europe and Japan.

         "IMS HEALTH is committed to building customer value," said Victoria R. Fash, IMS HEALTH president and chief operating officer. "Walsh and PMSI together complete a global product portfolio of IMS sales and marketing services. We plan to accelerate investment in innovative new business solutions, including physician micro-marketing, and the integration of ETMS mobile technology with IMS databases. By offering full-spectrum global solutions, IMS HEALTH enables improved efficiency and effectiveness, designed to increase productivity for our pharmaceutical customers worldwide, said Ms. Fash.

         In Europe, IMS HEALTH plans to accelerate its prescription database launch significantly by combining the IMS Xtrend(TM) and PMSI's Source(TM) micro-marketer initiatives. Walsh's Pharbase(TM) data and PMSI's physician profiles enable enhanced physician targeting services. Scott-Levin will strengthen IMS HEALTH's market research business in the U.S. by adding new capabilities in market research audits, managed care services and consulting services.

         The combination of IMS HEALTH's Sales Technologies, which is focused primarily in the U.S., and Walsh, concentrated in Europe and Asia Pacific, instantly creates the global leader in ETMS for pharmaceutical companies worldwide. Combined, Sales Technologies and Walsh support over 35,000 users.

         "Financially, these acquisitions are sound investments," said Ms. Fash. "Both are projected to be earnings neutral in 1998, becoming accretive in 1999. Cost synergies in known
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areas, such as duplicate data supply contracts, are the key assumption driving
1999 accretion. Walsh International and Scott-Levin offer attractive revenue growth rates, anticipated in the mid-teens range near-term. While we believe long-term revenue upside exists, incremental revenue has not been incorporated in the projections, based on a conservative financial approach."

         IMS HEALTH is the world's leading provider of information solutions to the pharmaceutical and healthcare industries. Pharmaceutical sales, prescription and market data and analysis are offered, along with decision support systems that facilitate the advancement of world health. IMS HEALTH operates in more than 90 countries, and its businesses include: IMS, the leading global provider of sales management and market research information to pharmaceutical companies; Erisco, a provider of software-based administrative and analytical solutions to the healthcare industry; Cognizant Technology Solutions, an outsourcer of software applications and development services; and Enterprises, the company's venture capital unit, focused on investments in emerging healthcare businesses. IMS HEALTH is also the largest shareholder of GartnerGroup (NASDAQ:GART), the premier provider of research and advisory services to the information technology industry.

         IMS HEALTH is currently a unit of Cognizant Corporation (NYSE:CZT). On Jan. 15, 1998, Cognizant announced plans to become two independent public companies by mid-1998: IMS HEALTH and Nielsen Media Research. Additional information is available at Cognizant's Website: http//www.cognizantcorp.com

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Mar. 23, 1998
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This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Cognizant believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of Cognizant, IMS HEALTH, Walsh International or PMSI to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks, (ii) the ability to develop new or advanced technologies and systems for their businesses on a cost-effective basis, (iii) the ability to successfully achieve estimated effective tax rates and corporate overhead levels, (iv) regulatory and legislative initiatives, particularly in the area of medical privacy, (v) deterioration in economic conditions, particularly in the pharmaceutical, healthcare, information technology or other industries in which their customers operate, (vi) conditions in the securities markets which may affect the value or liquidity of portfolio investments, and (vii) other factors detailed in Cognizant's SEC filings.